UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34856 (Commission File Number)	36-4673192 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (214) 741-7744

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 par value per share	HHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of David O’Reilly to Chief Executive Officer, Employment Agreement and Equity Awards

On December 1, 2020, The Howard Hughes Corporation (the “Company”) announced that David O’Reilly, who has served as the Company’s Interim Chief Executive Officer since September 2020, President since June 2020 and Chief Financial Officer since October 2016, has been appointed Chief Executive Officer of the Company effective December 1, 2020, succeeding Paul Layne who retired in September 2020. In addition, the Board of Directors of the Company (the “Board”) appointed Mr. O’Reilly to serve as a Director on the Board effective December 1, 2020. Mr. O’Reilly will not receive any compensation for his service on the Board and will continue to serve as the Company’s Chief Financial Officer until his successor is duly qualified and appointed by the Board.

Mr. O’Reilly, age 46, has extensive leadership experience both at the Company and in his prior roles. Prior to joining the Company, Mr. O’Reilly served as Executive Vice President, Chief Investment Officer of Parkway Properties, Inc., a NYSE-traded real estate investment trust focused on office properties, from November 2011 through October 2014, and was appointed Chief Financial Officer in August 2012, having served as the Interim Chief Financial Officer from May 2012 through August 2012. Previously, Mr. O’Reilly served as Executive Vice President of Banyan Street Capital and as Director of Capital Markets for Eola Capital LLC. He served in the investment banking industry as Senior Vice President of Barclays Capital Inc. and in a similar capacity for Lehman Brothers. Mr. O’Reilly currently serves as a Trustee on the Board of Kite Realty Group Trust. Mr. O’Reilly holds a B.S. in Civil Engineering from Tufts University and an M.B.A. from Columbia University.

Effective December 1, 2020, the Company entered into a Second Amended & Restated Employment Agreement with Mr. O’Reilly (the “O’Reilly Employment Agreement”), which has an initial term of five years, subject to earlier termination events described below. Upon the expiration of the initial term, the O’Reilly Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term. The O’Reilly Employment Agreement provides for: (i) a base salary of $750,000; (ii) eligibility to receive an annual cash bonus for performance during 2020 in accordance with the terms previously established; (iii) eligibility commencing in 2021 (and each year thereafter) for an annual cash bonus with a target bonus of $1,500,000 (the “O’Reilly Target Bonus Amount”), based upon the achievement of certain performance goals established annually by the Compensation Committee (the “Compensation Committee”) of the Board; and (iv) eligibility commencing in 2022 (and each year thereafter) to receive an annual equity award (the “O’Reilly Annual LTIP Award”) with an aggregate grant date value equal to $2,250,000 (“O’Reilly Target LTIP Award Amount”). If the Compensation Committee establishes a minimum overall performance goal for Mr. O’Reilly to receive an annual cash bonus and the minimum is achieved for such calendar year, then the annual bonus for such year will be equal to at least 80%, but not more than 120%, of the O’Reilly Target Bonus Amount. Each O’Reilly Annual LTIP Award shall consist of (i) 50% pro rata five-year time vesting awards and (ii) 50% performance-based vesting awards.

The O’Reilly Employment Agreement provides that if Mr. O’Reilly’s employment is terminated by the Company without cause (and other than due to non-renewal, death or permanent disability) or by the executive for good reason, in each case, subject to his execution and non-revocation of a mutual release of claims, the Company will pay and provide the executive, in addition to his previously accrued benefits and compensation, the following: (i) a prorated portion of the O’Reilly Target Bonus Amount, based upon the number of days elapsed during the applicable calendar year in which Mr. O’Reilly was employed (the “O’Reilly Prorated Bonus”); (ii) an amount equal to the sum of Mr. O’Reilly’s annual base salary plus the O’Reilly Target Bonus Amount; and (iii) (A) all outstanding time-based O’Reilly Annual LTIP Awards will fully vest, and (B) all performance-based O’Reilly Annual LTIP Awards shall remain outstanding and eligible to vest based on actual achievement (the “O’Reilly Continued Eligibility for Vesting”). Additionally, if Mr. O’Reilly’s employment terminates due to the Company’s non-renewal of the O’Reilly Employment Agreement after the expiration of the initial five-year term or any subsequent one-year renewal period, the Company will pay and provide Mr. O’Reilly, in addition to his previously accrued benefits and compensation, the following: (i) the O’Reilly Prorated Bonus; and (ii) (A) full vesting of any time-based O’Reilly Annual LTIP Award, and (B) the O’Reilly Continued Eligibility for Vesting. If Mr. O’Reilly’s employment terminates because of death or as a result of permanent disability, the Company will pay and provide Mr. O’Reilly (or his estate), in addition to previously accrued benefits and compensation, the following: (i) the O’Reilly Prorated Bonus, and (ii) the O’Reilly Continued Eligibility for Vesting. If Mr. O’Reilly’s employment is terminated by the Company without cause (and other than upon death or permanent disability) or by Mr. O’Reilly for good reason, in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. O’Reilly, in addition to his previously accrued benefits and compensation, the following: (i) the O’Reilly Prorated Bonus; (ii) an amount equal to two times the sum of Mr. O’Reilly’s annual base salary and the O’Reilly Target Bonus Amount; and (iii) (A) all outstanding time-based O’Reilly Annual LTIP Awards will fully vest, and (B) all outstanding performance-based O’Reilly Annual LTIP Awards will vest at the greater of (1) 100% of the number of shares of common stock granted pursuant to each such award and (2) the performance level achieved as of the date of termination.

The O’Reilly Employment Agreement also provides that if Mr. O’Reilly becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits (and paying the excise tax). The O’Reilly Employment Agreement requires Mr. O’Reilly to maintain confidentiality of the Company’s proprietary information and includes a non-disparagement covenant. The O’Reilly Employment Agreement also includes customary non-solicit of employees and non-competition covenants, in each case, applicable during the term of Mr. O’Reilly’s employment with the Company and for a 12-month period following his termination for any reason.

In connection with his appointment, the Company awarded Mr. O’Reilly an initial long-term equity incentive award with an aggregate targeted grant value of $2,250,000 (based on the closing price of the Company’s common stock on November 30, 2020), consisting of (i) an award of stock options with a Black-Scholes value of $562,500, (ii) an award of time-based restricted stock with a grant date value of $843,750, and (iii) an award of performance-based restricted stock with a grant date value of $843,750. Each of the foregoing awards are subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and the applicable award agreements issued thereunder.

Appointment of L. Jay Cross to President, Employment Agreement and Equity Awards

Further on December 1, 2020, the Company announced that the Board has appointed L. Jay Cross, age 67, as the Company’s President. Since July 2008, Mr. Cross has been with The Related Companies, L.P., a privately-owned relate estate firm, serving as the President of Related Hudson Yards, a multi-billion dollar, 28-acre real estate development project on the west side of New York City. From 2001 to 2008, Mr. Cross served as the President of the New York Jets LLC, where he was responsible for all business operations of the NFL team. Prior to joining the Jets, Mr. Cross was the Senior Vice President of Marlborough Properties from 1989 to 1994, the Stadium Director of the Toronto Raptors from 1994 to 1996, and the President, Operations for the Miami Heat from 1996 to 2000. Mr. Cross holds a B.S. in Nuclear Engineering from the University of Toronto and a M.S. in Architectural Technology from Columbia University.

Effective December 1, 2020, the Company entered into an Employment Agreement with Mr. Cross (the “Cross Employment Agreement”), which has an initial term of five years, subject to earlier termination events described below. Upon the expiration of the initial term, the Cross Employment Agreement will automatically renew for additional one-year periods, unless either party provides the other party with at least 60 days’ prior written notice that it does not wish to automatically renew the term. The Cross Employment Agreement provides for: (i) a base salary of $750,000; (ii) eligibility commencing in 2021 (and each year thereafter) for an annual cash bonus with a target bonus of $1,950,000 (the “Cross Target Bonus Amount”), based upon the achievement of certain performance goals established annually by the Compensation Committee; and (iii) eligibility commencing in 2022 (and each year thereafter) to receive an annual equity award (the “Cross Annual LTIP Award”) with an aggregate grant date value equal to $1,800,000 (“Cross Target LTIP Award Amount”). If the Compensation Committee establishes a minimum overall performance goal for Mr. Cross to receive an annual cash bonus and the minimum is achieved for such calendar year, then the annual bonus for such year will be equal to at least 80%, but not more than 120%, of the Cross Target Bonus Amount. Each Cross Annual LTIP Award shall consist of (i) 50% pro rata five-year time vesting awards and (ii) 50% performance-based vesting awards.

The Cross Employment Agreement provides that if Mr. Cross’s employment is terminated by the Company without cause (and other than due to non-renewal, death or permanent disability) or by the executive for good reason, in each case, subject to his execution and non-revocation of a mutual release of claims, the Company will pay and provide the executive, in addition to his previously accrued benefits and compensation, the following: (i) a prorated portion of the Cross Target Bonus Amount, based upon the number of days elapsed during the applicable calendar year in which Mr. Cross was employed (the “Cross Prorated Bonus”); (ii) an amount equal to the sum of Mr. Cross’s annual base salary plus the Cross Target Bonus Amount; and (iii) (A) all outstanding time-based Cross Annual LTIP Awards will fully vest, and (B) all performance-based Cross Annual LTIP Awards shall remain outstanding and eligible to vest based on actual achievement (the “Cross Continued Eligibility for Vesting”). Additionally, if Mr. Cross’s employment terminates due to the Company’s non-renewal of the Cross Employment Agreement after the expiration of the initial five-year term or any subsequent one-year renewal period, the Company will pay and provide Mr. Cross, in addition to his previously accrued benefits and compensation, the following: (i) the Cross Prorated Bonus; and (ii) (A) full vesting of any time-based Cross Annual LTIP Award, and (B) the Cross Continued Eligibility for Vesting. If Mr. Cross’s employment terminates because of death or as a result of permanent disability, the Company will pay and provide Mr. Cross (or his estate), in addition to previously accrued benefits and compensation, the following: (i) the Cross Prorated Bonus, and (ii) the Cross Continued Eligibility for Vesting. If Mr. Cross’s employment is terminated by the Company without cause (and other than upon death or permanent disability) or by Mr. Cross for good reason, in either case, in connection with, or within 12 months following, a change in control, the Company will pay and provide Mr. Cross, in addition to his previously accrued benefits and compensation, the following: (i) the Cross Prorated Bonus; (ii) an amount equal to two times the sum of Mr. Cross’s annual base salary and the Cross Target Bonus Amount; and (iii) (A) all outstanding time-based Cross Annual LTIP Awards will fully vest, and (B) all outstanding performance-based Cross Annual LTIP Awards will vest at the greater of (1) 100% of the number of shares of common stock granted pursuant to each such award and (2) the performance level achieved as of the date of termination.

The Cross Employment Agreement also provides that if Mr. Cross becomes entitled to receive or if he receives any payments and benefits that would become subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the payments and benefits will be reduced such that the excise tax does not apply, unless he would be better off on an after-tax basis receiving all of the payments and benefits (and paying the excise tax). The Cross Employment Agreement requires Mr. Cross to maintain confidentiality of the Company’s proprietary information and includes a non-disparagement covenant. The Cross Employment Agreement also includes customary non-solicit of employees and non-competition covenants, in each case, applicable during the term of Mr. Cross’s employment with the Company and for a 12-month period following his termination for any reason.

In connection with his appointment, the Company awarded Mr. Cross an initial long-term equity incentive award with an aggregate targeted grant value of $1,800,000 (based on the closing price of the Company’s common stock on November 30, 2020), consisting of (i) an award of stock options with a Black-Scholes value of $450,000, (ii) an award of time-based restricted stock with a grant date value of $675,000, and (iii) an award of performance-based restricted stock with a grant date value of $675,000. Each of the foregoing awards are subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan and the applicable award agreements issued thereunder.

The foregoing summary of the O’Reilly Employment Agreement and Cross Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of these agreements filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 1, 2020, the Company issued a press release announcing Mr. O’Reilly’s appointment as the Company’s Chief Executive Officer and a Director and the appointment of Mr. Cross as the Company’s President.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished. This information shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated December 1, 2020, between The Howard Hughes Corporation and David O’Reilly
10.2	Employment Agreement, dated December 1, 2020, between The Howard Hughes Corporation and L. Jay Cross
99.1	Press Release, dated December 1, 2020
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
Peter F. Riley
Senior Executive Vice President, General Counsel and Secretary

Date: December 2, 2020

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